UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

October 9, 2018

Integral Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-32917	98-0163519
State of Incorporation	Commission File Number	IRS Employer Identification No.

2605 Eastside Park Road Suite 1
Evansville, Indiana  44715
Address of principal executive offices

812-550-1770
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯[_]  Written communications pursuant to Rule 425 under the Securities Act
⁯⁯[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯[_]  ⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯[_]  ⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ⁯[_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⁯[_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2018, Jeff Babka resigned from his position as a director and member of the Audit Committee of Integral Technologies, Inc. (the “Company”), effective immediately.  With Mr. Babka’s resignation, the Audit Committee no longer has any members.  Mr. Babka’s resignation was not the result of any dispute or disagreement with the Company or the Company’s board of directors (the “Board”) or any matter relating to the operations, policies or practices of the Company.

On October 11, 2018, Doug Mathias resigned from his position as a director of the Company, effective immediately.  Mr. Mathias’ resignation was not the result of any dispute or disagreement with the Company or the Board or any matter relating to the operations, policies or practices of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of October 2018.

Integral Technologies, Inc.

By: /s/ Douglas Bathauer
Douglas Bathauer, Chief Executive Officer